Exhibit 21 Subsidiaries of the Registrants

Name of Company	Jurisdiction of Incorporation or Organization
Pepco Holdings, Inc.	DE
Potomac Electric Power Company	DC and VA
POM Holdings, Inc.	DE
Microcell Corporation	NC
Pepco Energy Services, Inc.	DE
Pepco Building Services Inc.	DE
W.A. Chester, L.L.C.	DE
W.A. Chester Corporation	DE
Chester Transmission Construction Canada, Inc.	Canada
Severn Construction Services, LLC	DE
Chesapeake HVAC, Inc. (f/k/a Unitemp, Inc.)	DE
Conectiv Thermal Systems, Inc.	DE
ATS Operating Services, Inc.	DE
Atlantic Jersey Thermal Systems, Inc.	DE
Thermal Energy Limited Partnership I	DE
Eastern Landfill Gas, LLC	DE
Blue Ridge Renewable Energy, LLC	DE
Distributed Generation Partners, LLC	DE
Rolling Hills Landfill Gas, LLC	DE
Potomac Power Resources, LLC	DE
Fauquier Landfill Gas, L.L.C.	DE
Pepco Energy Services - Suez Thermal, LLC	DC
Pepco Government Services LLC	DE
Pepco Enterprises, Inc.	DE
Electro Ecology, Inc.	NY
Pepco Energy Cogeneration LLC	DE
Bethlehem Renewable Energy, LLC	DE
Potomac Capital Investment Corporation	DE
PCI Netherlands Corporation	NV
PCI Queensland, L.L.C.	NV
AMP Funding, L.L.C.	DE
RAMP Investments, L.L.C.	DE
PCI Air Management Partners, L.L.C.	DE
PCI Ever, Inc.	DE
Friendly Skies, Inc.	Virgin Islands
PCI Air Management Corporation, a Nevada Corporation	NV
American Energy Corporation	DE
PCI-BT Investing, L.L.C.	DE
Linpro Harmans Land LTD Partnership	MD
Potomac Nevada Corporation	NV
Potomac Delaware Leasing Corporation	DE
Potomac Equipment Leasing Corporation	NV
Potomac Leasing Associates, LP	DE

Potomac Nevada Leasing Corporation	NV
PCI Engine Trading, Ltd.	Bermuda
Potomac Capital Joint Leasing Corporation	DE
PCI Nevada Investments	DE
PCI Holdings, Inc.	DE
Aircraft International Management Company	DE
Potomac Nevada Investment, Inc., a Nevada Corporation	NV
PCI Energy Corporation	DE
PHI Service Company	DE
Conectiv, LLC	DE
Delmarva Power & Light Company	DE and VA
Atlantic City Electric Company	NJ
Atlantic City Electric Transition Funding LLC	DE
Conectiv Properties and Investments, Inc.	DE
Conectiv Solutions LLC	DE
ATE Investment, Inc.	DE
Enertech Capital Partners, LP	DE
Enertech Capital Partners II, LP	DE
Blacklight Power, Inc.	DE
Millennium Account Services, LLC	DE
Conectiv Services, Inc.	DE
Atlantic Generation, Inc.	NJ
Vineland Ltd., Inc.	DE
Vineland Cogeneration Limited Partnership	DE
Vineland General, Inc.	DE
Project Finance Fund III, L.P.	DE
Conectiv Communications, Inc.	DE
Atlantic Southern Properties, Inc.	NJ
ACE REIT, LLC	DE
Conectiv Pennsylvania Generation, LLC	DE
Conectiv Energy Supply, Inc.	DE
Conectiv North East, LLC	DE
Energy Systems North East, LLC	DE
Delaware Operating Services Company, LLC	DE
Tech Leaders II, L.P.	DE